POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the person whose name appears below nominates, constitutes and appoints Chad C. Conwell, Donald F. Crumrine and
Robert M. Ettinger (with full power to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to execute any and all filings on Form 4 (Statement of Changes of Beneficial Ownership of
Securities) pursuant to Section 16(a) of the Securities Exchange
Act of 1934 and Section 30(h) of the Investment Company Act of 1940, as amended ("Form 4 Filings") with respect to changes of beneficial ownership of securities of FLAHERTY &
CRUMRINE/CLAYMORE TOTAL RETURN FUND
INCORPORATED (the "Fund"), and to file with the Securities and Exchange Commission, The New York Stock Exchange and the Fund such Form 4 Filings, granting unto said attorney, full power and authority to do and perform certain acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned himself might or could do.

	IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 30th day of December, 2006.



/s/ Robert F. Wulf
Name: Robert F. Wulf
Title:   Director, Flaherty & Crumrine/Claymore Total Return Fund
Incorporated


EXPIRES:  January 1, 2008